EXHIBIT 99.B15

                         COMPANY ORGANIZATIONAL CHART


                           GOVETT & COMPANY LIMITED
                      U.S. CORPORATE ORGANIZATIONAL CHART

London Pacific Group Limited (Jersey, Channel Islands) a publicly traded holding company which owns 100% of Berkeley (USA) Holdings Limited (California).

BERKELEY (USA) Holdings Limited (California) a company which owns 100% of the following:

     1. Berkeley Institutional Investment, Inc. (California)
     2.  Berkeley Financial Services Limited (California)
     3. The London Pacific Assurance Group Limited (California)
     4. BG American Fiduciary Services, Inc. (California)
     5. Berkeley International Capital Corporation (California)
     6.  Berkeley Capital Management Company (California)

LONDON PACIFIC LIFE & ANNUITY COMPANY (North Carolina) is a wholly owned subsidiary of The London Pacific Assurance Group Limited (California).

LONDON PACIFIC SERVICES COMPANY (California) is a wholly owned subsidiary of The London Pacific Assurance Group Limited (California).

NORTH AMERICAN TRUST COMPANY (California) is a wholly owned subsidiary of BG American Fiduciary Services, Inc. (California).

LPIMC INSURANCE MARKETING SREVICES (California) is a wholly owned subsidiary of London Pacific Life & Annuity Company, Inc. (North Carolina).

LONDON PACIFIC FINANCIAL AND INSURANCE SERVICES (California)is a wholly owned subsidiary of London Pacific Life & Annuity Company, Inc.
(North Carolina).